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                                 EXHIBIT 23.5

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


        Lee Keeling and Associates, Inc. ("Lee Keeling") hereby consents to references to Lee Keeling as expert and to its reserve reports and to information depicted in the Annual Report on Form 10-K for the year ended December 31, 1997 for EXCO Resources, Inc., a Texas corporation, that was derived from our reserve reports, incorporated by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 and the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about September 25, 1998.

                                        LEE KEELING AND ASSOCIATES, INC.



                                        By: /s/ KENNETH RENBERG
                                            -------------------------------
                                            Kenneth Renberg, Vice President


Tulsa, Oklahoma
September 24, 1998